UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 5, 2005 (May 2, 2005)

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

63 Lincoln Highway Malvern, PA 19355		19355-2143

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On April 29, 2005, Vishay announced that a memorandum of understanding (“MOU”) has been executed with the plaintiffs in the consolidated class action litigation in Delaware Chancery Court regarding Vishay’s pending exchange offer for the shares of Siliconix incorporated not owned by Vishay.  The MOU sets forth the terms and conditions under which the plaintiffs, Vishay, Siliconix, and Siliconix’s directors have agreed in principle to settle the action.  The settlement is subject to court approval.

The MOU was filed as Exhibit 99 to the Vishay Form 8-K filed on May 2, 2005.  Vishay is filing this Amendment to also include Exhibit A to the MOU, which lists certain disclosures made by Vishay in the Siliconix tender offer documents pursuant to the agreement in principle with the plaintiffs.

The plaintiff in the California action challenging the exchange offer is not a party to the MOU.  The California Superior court issued a stay of that action on April 26, 2005.

Item 9.01 – Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.1

Memorandum of understanding among Vishay, Siliconix, the Siliconix directors, and the plaintiffs in the action titled “In Re: Siliconix, Inc. Shareholders Litigation”, dated April 28, 2005.  (Filed as Exhibit 99 to the original Form 8-K filed on May 2, 2005.)

99.2

Exhibit A to the memorandum of understanding among Vishay, Siliconix, the Siliconix directors, and the plaintiffs in the action titled “In Re: Siliconix, Inc. Shareholders Litigation”, dated April 28, 2005.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2005

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ RICHARD N. GRUBB

Name:	Richard N. Grubb
Title:	Executive Vice President and
Chief Financial Officer